Exhibit 10(b)


                           INDEMNIFICATION AGREEMENT

          INDEMNIFICATION AGREEMENT (this "Agreement") made as of July
2, 1996, by BUDDY YOUNG, an individual having an address at 16661 Ventura Boulevard, Suite 214, Encino, California 91436 ("Young"), in favor of Cheniere Energy Operating Co., Inc. ("Cheniere"), a corporation formed and existing under the laws of the State of Delaware, having an address at Two Allen Center, 1200 Smith Street, Suite 1710, Houston, Texas 77002; the Stockholders of Cheniere listed on Schedule A attached to the Reorganization Agreement (as defined below) (collectively, the "Cheniere Stockholders"); and Cheniere Energy, Inc. (f/k/a BEXY Communications, Inc.), a corporation formed and existing under the laws of the State of Delaware (the "Company"), having an address at Two Allen Center, 1200 Smith Street, Suite 1710, Houston, Texas 77002. Capitalized terms used herein without definition shall have the same meanings as ascribed to them in the Reorganization Agreement (as defined below).


                             W I T N E S S E T H:

          WHEREAS, the parties have entered into a certain Agreement and Plan of Reorganization dated April 16, 1996 (the "Reorganization Agreement"), pursuant to which, prior to or concurrently with the execution and delivery of this Agreement, among other things, (i) the Company has assigned and transferred substantially all of the assets and business of the Company, subject to liabilities, to Mar Ventures, Inc. ("Newco") and distributed the shares of Newco to its stockholders (the "Divestiture") and (ii) the Cheniere Stockholders have exchanged their Cheniere Shares for shares of the BEXY Stock; and

          WHEREAS, in order to obtain the approval of the stockholders of the Company to the Reorganization and to register the stock of Newco under the Securities Exchange Act of 1934 (the "Exchange Act"), the Company has caused to be prepared and filed with the Securities and Exchange Commission (the "SEC") the Proxy Materials and the Registration Statement, respectively; and

          WHEREAS, in order to induce Cheniere and the Cheniere Stockholders to enter into the Reorganization Agreement, Young has agreed to indemnify the Company, Cheniere and the Cheniere Stockholders from and against certain Claims (as hereinafter defined) described below; and

          WHEREAS, it is in the interest and to the direct or indirect benefit of Young and the stockholders of the Company for Cheniere and the Cheniere Stockholders to enter into the Reorganization Agreement and consummate the Acquisition and the other transactions contemplated by the Reorganization Agreement.

          NOW, THEREFORE, in consideration of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Young agrees as follows:




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          1. INDEMNIFICATION. (a) Young unconditionally and irrevocably indemnifies and agrees to indemnify and hold harmless the Company, Cheniere and the Cheniere Stockholders and their respective officers, directors, attorneys and other agents (the "Cheniere Indemnified Parties") from and against all Claims (as hereinafter defined) which any Cheniere Indemnified Party may suffer, incur, or pay arising under or incurred in connection with
(i) the operation of the business of the Company prior to the Closing, (ii) any error or omission with respect to a material fact stated or required to be stated in the Proxy Materials or the Registration Statement with respect to the Company prior to the Closing and (iii) any Taxes (as defined below) (individually, a "Claim" and collectively, the "Claims").

          (b) The indemnity given by the Indemnitor is a guaranty to pay fully and promptly all sums due with respect to any and all Claims and is not a guaranty of collection only. None of the Company, Cheniere and the Cheniere Stockholders shall be required to exhaust any right or remedy or take any action against any other person or any collateral. All suretyship defenses that Young has or may have under applicable law are hereby expressly waived and relinquished by Young. Without limiting any of the foregoing, Young hereby waives presentment, notice of dishonor, nonperformance or nonpayment, protest and notice of protest, any other notice of every kind or nature and diligence in bringing suit or taking any other action on account of nonpayment of any Claim, and consents to any modification, amendment or addition to the Reorganization Agreement and agrees that notwithstanding any such modification, amendment or addition, this Agreement shall remain in full force and effect in all respects. Further, and without limiting any of the foregoing, Young further waives the benefit of any statute of limitations affecting Young's liability under this Agreement or the enforcement thereof for so long as the underlying obligation is subject to being enforced, and Young agrees that any payment of any amounts due with respect to any Claims or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll the statute of limitations applicable to Young's liability under this Agreement. Young warrants and agrees that each of the foregoing waivers are made with Young's full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of said waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law. Young hereby agrees to the jurisdiction of any court in which jurisdiction is obtained against Young with respect to any Claim. Young acknowledges that there are no conditions precedent to the effectiveness of this Agreement, and this Agreement is in full force and effect and is binding on Young as of the date hereof.

          (c) For purposes of this Agreement, "Tax" or "Taxes" means all United States federal, state, local or foreign income, profits, franchise, sales, property, excise, value added, estimated, stamp, alternative or add-on minimum, environmental, withholding, and other taxes, assessments, duties, fees and governmental charges or impositions of each and every kind, together with all interest, penalties, and additions imposed with respect to such amounts, arising as the result of or incurred in connection with the consummation of the transactions contemplated by the Divestiture, including, without limitation, the assignment and transfer of any asset to, or assumption of any liability by, Newco or the distribution of any shares of Newco or the business of the Company prior to the Closing Date or Newco after the Closing Date.

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          (d) Notwithstanding the foregoing, (x) Young shall not be liable with respect to any Claim unless notified with respect to the Claim in accordance with paragraph 6 hereof on or before the third anniversary of the date hereof and (y) the estate of Buddy Young shall have no liability under this Agreement.

          2. FURTHER ASSURANCES. Young shall take such actions and sign and deliver such other instruments and documents as may be reasonable, necessary or appropriate to effectuate its fulfillment of the obligations described in this Agreement.

          3. AMENDMENT. No modification, waiver or termination of this Agreement, or any part hereof, shall be effective unless made in writing and signed by Young, the Company, Cheniere and the Cheniere Stockholders in each instance. Receipt by any party of any money or other consideration due under this Agreement, with or without knowledge, shall not constitute a waiver of any provision of this Agreement.

          4. ENTIRE AGREEMENT. This Agreement, together with any Exhibits and Schedules hereto, constitutes the entire agreement between Young, the Company, Cheniere and the Cheniere Stockholders with respect to the subject matter hereof and supersedes all prior agreements or understandings, or communications of Young, the Company, Cheniere and the Cheniere Stockholders relating thereto.

          5. WAIVER; REMEDIES. No delay on the part of the Company, Cheniere, the Cheniere Stockholders or Young in exercising any right, power, privilege, or remedy hereunder shall operate as a waiver thereof or as a waiver of any other right, power, privilege, or remedy hereunder, nor shall any single or partial exercise of any right, power, privilege or remedy hereunder preclude any other or future exercise hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which Cheniere, the Cheniere Stockholders, the Company or Young hereto may otherwise have at law or in equity.

          6. NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or three (3) days after being sent by registered or certified mail, return receipt requested, postage prepaid, or transmitted by telecopy with oral confirmation, addressed as follows or to such other address of which the parties may have given notice in accordance with this paragraph 6:


                  If to Young:
                  c/o BEXY Communications, Inc.
                  16661 Ventura Boulevard, Suite 214
                  Encino, CA  91436
                  Attn:  Mr. Buddy Young, President & CEO
                  Fax: (818) 784-8660




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                  With a copy to:

                  Hand & Hand
                  24901 Dana Point
                  Harbor Drive, Suite 200
                  Dana Point, CA  92629
                  Attn:  Jehu Hand, Esq.
                  Fax: (714) 489-0034


                  If to the Company, Cheniere or the Cheniere
                           Stockholders:

                  Cheniere Energy, Inc.
                  Two Allen Center
                  1200 Smith Street, Suite 1710
                  Houston, Texas  77002
                  Attn:  Mr. William D. Forster
                  Fax: (713) 659-5459

                  with a copy to:

                  Whitman Breed Abbott & Morgan
                  200 Park Avenue
                  New York, NY  10166
                  Attn:  Robert C. Brighton, Jr., Esq.
                  Fax: (212) 351-3131


          7. CAPTIONS. Paragraph titles or captions contained in this Agreement are listed only as a matter of convenience and for reference, and shall not be construed in any way to define, limit, extend or describe the scope of this Agreement or the intention of the provisions thereof.

          8. SEVERABILITY. The invalidity of any one or more provisions hereof or of the Reorganization Agreement shall not affect the remaining portions of this Agreement or of the Reorganization Agreement, all of which are inserted conditionally on their being held valid in law; and if one or more of the provisions contained herein or therein should be valid, or should operate to render this or the Agreement invalid, this Agreement and Reorganization Agreement shall be construed as if such invalid provisions had not been inserted.



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          9. SURVIVAL. The obligations of Young hereunder shall survive the consummation of the transactions contemplated by the Reorganization Agreement for a period of three years.

          IN WITNESS WHEREOF, Young has executed this Agreement as of the date set forth on the first page of this Agreement.


                                                By:_________________________
                                                   Buddy Young


ACKNOWLEDGED AND ACCEPTED:


CHENIERE ENERGY OPERATING CO., INC.


By:_________________________
   Name:   William D. Forster
   Title:  President


CHENIERE ENERGY, INC.
(F/K/A BEXY COMMUNICATIONS, INC.)


By:_________________________
   Name:   William D. Forster
   Title:  President



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